SEPARATION BENEFIT PLAN

                             OF UNIT CORPORATION AND

                           PARTICIPATING SUBSIDIARIES







                             as amended and restated

                                    effective

                                December 14, 2004



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                                Table of Contents

                                                                         Page

Article 1. Scope............................................................1
   Section 1.1    Name......................................................1
   Section 1.2    Plan Year.................................................1
Article 2. Definitions......................................................1
Article 3. Benefits.........................................................5
   Section 3.1    Eligibility...............................................5
   Section 3.2    Separation Benefit........................................5
   Section 3.3    Separation Benefit Amount.................................5
   Section 3.4    Separation Benefit Limitation.............................7
   Section 3.5    Withholding Tax...........................................7
   Section 3.6    Reemployment of an Eligible Employee......................7
   Section 3.7    Integration with Disability Benefits......................7
   Section 3.8    Plan Benefit Offset.......................................7
   Section 3.9    Recoupment................................................7
   Section 3.10   Completion of Twenty Years of Service.....................8
   Section 3.11   Change in Control.........................................8
Article 4. Method of Payment................................................8
   Section 4.1    Separation Benefit Payment................................8
   Section 4.2    Protection of Business....................................8
   Section 4.3    Death.....................................................8
Article 5. Waiver and Release of Claims.....................................9
Article 6. Funding..........................................................9
Article 7. Operation.......................................................10
   Section 7.1    Employing Company Participation..........................10
   Section 7.2    Status of Subsidiaries...................................10
   Section 7.3    Termination by an Employing Company......................10
Article 8. Administration..................................................10
   Section 8.1    Named Fiduciary..........................................10
   Section 8.2    Fiduciary Responsibilities...............................10
   Section 8.3    Specific Fiduciary Responsibilities......................10
   Section 8.4    Allocations and Delegations of Responsibility............11
   Section 8.5    Advisors.................................................11
   Section 8.6    Plan Determination.......................................11

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   Section 8.7    Claims Review Procedure..................................11
   Section 8.8    Modification and Termination.............................13
   Section 8.9    Indemnification..........................................13
   Section 8.10   Successful Defense.......................................13
   Section 8.11   Unsuccessful Defense.....................................13
   Section 8.12   Advance Payments.........................................13
   Section 8.13   Repayment of Advance Payments............................14
   Section 8.14   Right of Indemnification.................................14
Article 9. Effective Date..................................................14
Article 10. Miscellaneous..................................................14
   Section 10.1   Assignment...............................................14
   Section 10.2   Governing Law............................................14
   Section 10.3   Employing Company Records................................14
   Section 10.4   Employment Non-Contractual...............................14
   Section 10.5   Taxes....................................................15
   Section 10.6   Binding Effect...........................................15



Attachment A - Separation Agreement

Attachment B - Separation Agreement





























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                             SEPARATION BENEFIT PLAN

                             OF UNIT CORPORATION AND

                           PARTICIPATING SUBSIDIARIES


                                  Introduction


      The purpose of this Plan is to provide financial assistance to Eligible Employees whose employment has terminated under certain conditions, in consideration of the waiver and release by such employees of any claims arising or alleged to arise from their employment or the termination of employment. No employee is entitled to any payment under this Plan except in exchange for and upon the Employing Company's receipt of a written waiver and release given in accordance with the provisions of this Plan.

                                   Article 1.
                                      Scope

      Section 1.1    Name

      This Plan shall be known as the Separation Benefit Plan of Unit Corporation and Participating Subsidiaries.

      Section 1.2    Plan Year

      The Plan Year is the calendar year.

                                   Article 2.
                                  Definitions

2.1 "Administration Committee" means the Committee established and appointed by the Board of Directors or by a committee of the Board of Directors.

2.2 "Base Salary" means the regular basic cash remuneration before deductions for taxes and other items withheld, and without regard to any salary reduction pursuant to any plans maintained by an Employing Company under
      Section 401 (k) or 125 of the Code, payable to an Employee for services rendered to an Employing Company, but not including pay for Bonuses, incentive compensation, special pay, awards or commissions.

2.3 "Beneficiary" means the person designated by an Eligible Employee in a written instrument filed with an Employing Company to receive benefits under this Plan.

2.4   "Board of Directors" means the board of directors of the Company.

2.5 "Bonus" means any annual incentive compensation paid to an Employee over and above Base Salary earned and paid in cash or otherwise.

2.6 "Change in Control" of the Company shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied:

      (i) On the close of business on the tenth day following the time the Company learns of the acquisition by any individual entity or group (a "Person"), including any "person" within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13d 3 promulgated under the Exchange Act, of 15% or more of either (i) the then outstanding shares of Common Stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding securities of the Company entitled to vote

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      generally in the election of Directors (the "Outstanding Company Voting
      Securities"); excluding, however, the following: (A) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company); (B) any acquisition by the Company; (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; (D) any acquisition by any corporation pursuant to a transaction with complies with clauses (i), (ii) and (iii) of subsection (iii) of this definition and (E) if the Board of Directors of the Company determines in good faith that a Person became the beneficial owner of 15% or more of the Outstanding Company Common Stock inadvertently (including, without limitation, because (A) such Person was unaware that it beneficially owned a percentage of Outstanding Company Common Stock that would cause a Change of Control or (B) such Person was aware of the extent of its beneficial ownership of Outstanding Company Common Stock but had no actual knowledge of the consequences of such beneficial ownership under this Plan) and without any intention of changing or influencing control of the Company, then the beneficial ownership of Outstanding Company Common Stock by that Person shall not be deemed to be or to have become a Change of Control for any purposes of this Plan unless and until such Person shall have failed to divest itself, as soon as practicable (as determined, in good faith, by the Board of Directors of the Company), of beneficial ownership of a sufficient number of Outstanding Company Common Stock so that such Person's beneficial ownership of Outstanding Company Common Stock would no longer otherwise qualify as a Change of Control;

      (ii) individuals who, as of the date hereof, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a Director of the Company subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by the vote of at least a majority of the Directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a Director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board;

      (iii) approval by the stockholders of the company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Corporate Transaction"); excluding, however, a Corporate Transaction Pursuant to which (i) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 70% of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of Directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common stock and the Outstanding Company Voting Securities, as the case may be,
      (ii) no Person (other than: the Company; the corporation resulting from such Corporate Transaction; and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 25% or more of the Outstanding Company Common Stock or the Outstanding Voting Securities, as the case may be) will beneficially own, directly or indirectly, 25% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation

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      entitled to vote generally in the election of Directors and (iii)
      individuals who were members of the Incumbent Board will constitute a majority of the members of the Board of Directors of the corporation resulting from such Corporate Transaction; or

      (iv) approval by the stockholders of the Company of a plan of complete liquidation or dissolution of the Company.

2.7 "Change of Control Contract" means a Unit Corporation Key Employee Change of Control Contract entered into between Unit Corporation and the individual identified in such agreement as "Executive".

2.8 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

2.9   "Company" means Unit Corporation, the sponsor of this Plan.

2.10 "Comparable Position" means a job with an Employing Company or successor company at the same or higher Base Salary as an Employee's current job and at a work location within reasonable commuting distance from an Employee's home, as determined by such Employee's Employing Company.

2.11 "Completed Year of Service" means the period of time beginning with an Employee's date of hire or the anniversary of such date of hire and ending twelve months thereafter.

2.12 "Discharge for Cause" means termination of the Employee's employment by the Employing Company due to:

           (i) the consistent failure of the Employee to perform the Employee's prescribed duties to the Employing Company (other than any such failure resulting from the Employee's incapacity due to physical or mental illness);

           (ii) the commission by the Employee of a wrongful act that caused or was reasonably likely to cause damage to the Employing Company;

           (iii) an act of gross negligence, fraud, unfair competition, dishonesty or misrepresentation in the performance of the Employee's duties on behalf of the Employing Company;

           (iv) the conviction of or the entry of a plea of nolo contendere by the Employee to any felony or the conviction of or the entry of a plea of nolo contendere to any offense involving dishonesty, breach of trust or moral turpitude; or

           (v) a breach of an Employee's fiduciary duty involving personal profit.

2.13 "Eligible Employee" means an Employee who is determined to be eligible to participate in this Plan and receive benefits under Article Three

2.14  (a) "Employee" means a person who is

           (i) a regular full-time salaried employee of the Employing Company principally employed in the continental United States, Alaska or Hawaii;

           (ii) employed by an Employing Company for work on a regular full-time salaried schedule of at least 40 hours per week for an indefinite period; or

           (iii) a regular employee who has been demoted or transferred from a full-time salaried position to an hourly position and who, in the discretion of Employing Company is deemed to retain his or her eligibility to participate in the Plan.

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      (b)  "Employee" does not, under any circumstance, mean a person who is

           (i) an employee whose compensation is determined on an hourly basis or who holds a position with the Employing Company that is generally characterized as an "hourly" position, except were a specific employee is, after demotion, deemed to be eligible to participate in the Plan under paragraph (a)(iii), above;

           (ii) an employee who is classified by the Employing Company as a temporary employee;

           (iii) an employee who is a member of a bargaining unit unless the employee's union has bargained this Plan pursuant to a current collective bargaining agreement between the Employing Company and the union or the employee's union bargains this Plan pursuant to the bargaining obligations mandated by the National Labor Relations Act;

           (iv) an employee retained by the Employing Company under a written contract, other than a Change of Control Contract;

           (v) any worker who is retained by the Company or Employing Company as a "independent contractor," "leased employee," or "temporary employee" but who is reclassified as an "employee" of the Company or Employing Company by a state or federal agency or court of competent jurisdiction; or

           (vi) an employee who is a member of the Board of Directors of the Employing Company.

2.15 "Employing Company" means the Company or any subsidiary of the Company electing to participate in this Plan under the provisions of Section 7.1.

2.16 "ERISA" means the Employee Retirement Income Security Act of 1974, as from time to time amended, and all regulations and rulings issued thereunder by governmental administrative bodies.

2.17 "Plan" means the Separation Benefit Plan of Unit Corporation and Participating Subsidiaries Plan, as set forth herein and as hereafter amended from time to time.

2.18 "Separation Benefit" means the benefit provided for under this Plan as determined under Article Three.

2.19 "Separation Period" means the period of time over which an Employee receives Separation Benefits under the Plan in semimonthly or other installment payments.

2.20 "Termination of Employment" means an Employee's separation from the service of an Employing Company determined by the Employing Company, provided that a Termination of Employment does not include any separation from service resulting from:

           (i) Discharge for Cause,

           (ii) court decree or government action or recommendation having an effect on an Employing Company operations or manpower involving rationing or price control or any other similar type cause beyond the control of an Employing Company,

           (iii) prior to a Change in Control, an offer to the Employee of a position with an Employing Company, or affiliate, regardless whether the position offered provides comparable wages and benefits to the position formerly held by the Employee,

           (iv) termination pursuant to which an Employee accepts any benefits under an incentive retirement plan or other severance or separation plan,

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           (v) termination of an Employee who has a written employment contract which contains severance provisions, or

           (vi) failure of an Employee to report to work as required by his or her Employing Company.

      Temporary work cessations due to strikes, lockouts or similar reasons shall not be considered a Termination of Employment. An Employee's separation from service in connection with the divestiture of any business of an Employing Company shall not constitute a Termination of Employment if the Employee is offered a Comparable Position by the purchaser or successor of such business, an affiliate thereof, or an affiliate of an Employing Company. A separation from service by an Employee who is offered a Comparable Position arranged for or secured by an Employing Company does not constitute a Termination of Employment.

      Notwithstanding anything in this Section 2.20 to the contrary, a Termination of Employment shall be deemed to include any termination pursuant to which an Employee is entitled to receive benefits under the terms of a Change of Control Contract.

      A Termination of Employment shall be effective on the date specified by the Employing Company (the "Termination Date").

2.21 "Years of Service" means the sum of the number of continuous Completed Years of Service as an Employee of an Employing Company during the period of employment beginning with the Employee's most recent hire date and ending with the Employee's most recent termination date.

                                   Article 3.
                                    Benefits

      Section 3.1 Eligibility

      Each Employee who has at least one active Year of Service with an Employing Company immediately preceding the date of his or her Termination of Employment, who complies with all administrative requirements of this Plan, including the provisions of Article Five, and who works through his/her Termination Date and who is not engaged in a strike or lockout as of the Termination Date, is eligible to participate in this Plan and, subject to all the terms of the Plan, receive benefits as provided in this Article Three. An Employee is ineligible to participate in this Plan if such Employee fails to satisfy any of the requirements of this Plan including, but not limited to, failure to establish that his or her termination meet the requirements for a Termination of Employment.

      Section 3.2 Separation Benefit

      A Separation Benefit shall be provided for Eligible Employees under the provisions of this Article Three.

      Section 3.3 Separation Benefit Amount

      The Separation Benefit payable to an Eligible Employee under the Plan shall be based, in part, on his/her Years of Service with the Company, or Employing Company. The formula for determining an Employee's Separation Benefit payment shall be calculated by dividing the Employee's average Base Salary for the one year period ending immediately prior to the date of Termination of Employment by 52 to calculate the weekly separation benefit (the "Weekly Separation Benefit"). The amount of the Separation Benefit payable to the Eligible Employee shall then be determined in accordance with the following applicable provision:

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           3.3.1 Involuntary separation - In the event the Termination of
      Employment is the result of an Employing Company terminating the employment of the Eligible Employee, the Separation Benefit shall be determined according to the following schedule:

                             Involuntary Separation
                         Schedule of Separation Benefits

                     Number of Weekly                        Number of Weekly
     Years of        Separation Benefit     Years of        Separation Benefit
     Service             Payments           Service              Payments
     -------             --------           -------              --------
        1                    4                 14                   56
        2                    8                 15                   60
        3                   12                 16                   64
        4                   16                 17                   68
        5                   20                 18                   72
        6                   24                 19                   76
        7                   28                 20                   80
        8                   32                 21                   84
        9                   36                 22                   88
       10                   40                 23                   92
       11                   44                 24                   96
       12                   48                 25                  100
       13                   52             26 or more              104

           3.3.2 Voluntary separation or death of the Eligible Employee - In the event the Termination of Employment is the result of the Eligible Employee's own action (such as by way of example and not limitation, quitting, resignation or retirement) or is as a result of the Eligible Employee's death, the Separation Benefit shall be determined according to the following Schedule:

                              Voluntary Separation
                         Schedule of Separation Benefits

                                                      Number of Weekly
              Years of                               Separation Benefit
               Service                                    Payments
               -------                                    --------
                 1-19                                          0
                  20                                          80
                  21                                          84
                  22                                          88
                  23                                          92
                  24                                          96
                  25                                         100
              26 or more                                     104

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      Under certain exceptional circumstances the Administration Committee may, in its sole and absolute discretion, choose to treat a voluntary separation as an involuntary separation and allow an Eligible Employee to receive Separation Benefits in accordance with the schedule set forth in Section 3.3.1.

      Section 3.4    Separation Benefit Limitation

      Notwithstanding anything in the Plan to the contrary, the Separation Benefit payable to any Eligible Employee under this Plan shall never exceed the lesser of (i) 104 Weekly Separation Benefit payments; or (ii) the amount permitted under ERISA to maintain this Plan as a welfare benefit plan. The benefits payable under this Plan shall be inclusive of and offset by any other severance or termination payments (other than those made pursuant to a Change of Control Contract) made by an Employing Company, including, but not limited to, any amounts paid pursuant to federal, state, local or foreign government worker notification (e.g., Worker Adjustment and Retraining Notification Act) or office closing requirements.

      Section 3.5    Withholding Tax

      The Employing Company shall deduct from the amount of any Separation Benefits payable under the Plan, any amount required to be withheld by the Employing Company by reason of any law or regulation, for the payment of taxes or otherwise to any federal, state, local or foreign government. In determining the amount of any applicable tax, the Employing Company shall be entitled to rely on the number of personal exemptions on the official form(s) filed by the Employee with the Employing Company for purposes of income tax withholding on regular wages.

      Section 3.6    Reemployment of an Eligible Employee

      Entitlement to the unpaid balance of any Separation Benefit amount due an Eligible Employee under this Plan shall be revoked immediately upon reemployment of the person as an Employee of an Employing Company. Such unpaid balance shall not be payable in any future period.

      However, if the person's re-employment is subsequently terminated and he or she then becomes entitled to a Separation Benefit under this Plan, Years of Service for the period of re-employment shall be added to that portion of his or her prior service represented by the unpaid balance or the revoked entitlement for the prior Separation Benefit.

      Section 3.7    Integration with Disability Benefits

      The Separation Benefit payable to an Eligible Employee with respect to any Separation Period shall be reduced (but not below zero) by the amount of any disability benefit payable from any disability plan or program sponsored or contributed to by an employing Company. The amount of any such reduction shall not be paid to the Eligible Employee in any future period.

      Section 3.8    Plan Benefit Offset

      The amount of any severance or separation type payment that an Employing Company is or was obligated to pay to an Eligible Employee under any law, decree, court award, contract, program or other arrangement because of the Eligible Employee's separation from service from an Employing Company shall reduce the amount of Separation Benefit otherwise payable under this Plan. Notwithstanding the immediately preceding sentence, the terms of this Section
3.8 shall not be applicable to any benefits paid under a Change of Control Contract.

      Section 3.9    Recoupment

      An Employing Company may deduct from the Separation Benefit any amount owing to an Employing Company from

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      (a) the Eligible Employee, or

      (b) the executor or administrator of the Eligible Employee's estate.

      Section 3.10    Completion of Twenty Years of Service

      Any Eligible Employee who shall complete Twenty Years of Service prior to the termination of this Plan shall be vested in his/her Separation Benefit notwithstanding the subsequent termination of this Plan prior to such Employee's Termination of Employment. Any Separation Benefit deemed to have vested pursuant to this section shall be payable upon such Employee's Termination of Employment with the Employing Company and shall be paid in accordance with the greater of
(1) the Plan provisions in effect immediately prior to the termination of this Plan, and (2) the Plan provisions in effect on the date the Employee completed Twenty Years of Service.

      Section 3.11    Change in Control

      Unless otherwise provided in writing by the Board of Directors prior to a Change in Control of the Company, all Eligible Employees shall be vested in his/her Separation Benefit as of the date of the Change in Control based on such Eligible Employee's then Years of Service as determined by reference to the schedule set forth in Section 3.3.1 of this Plan. Any Separation Benefit deemed to have vested pursuant to this section shall be payable upon the Eligible Employee's Termination of Employment with the Employing

      Company and shall be paid in accordance with the Plan provisions in effect immediately prior to the Change in Control.

                                   Article 4.
                                Method of Payment

      Section 4.1    Separation Benefit Payment

      Separation Benefit payments shall, unless otherwise determined by the Administration Committee, be paid in the same manner as wages were paid to the Employee.

      Section 4.2    Protection of Business

      Any Eligible Employee who receives Separation Benefits under Section 3.3 of this Plan agrees that, in consideration of the Separation Benefits, the Employee will not, in any capacity, directly or indirectly, and on his or her own behalf or on behalf of any other person or entity, during the period of time he or she is receiving such Separation Benefits, either (a) solicit or attempt to induce any current customer of the Company to cease doing business with the Company or (b) solicit or attempt to induce any employee of the Company to sever the employment relationship (collectively, the "Protection of Business Requirements"). Except as provided in the next paragraph and/or the Separation Agreement, in the event the Eligible Employee violates the Protection of Business Requirements of this Section (or the like provisions of his or her Separation Agreement), the Eligible Employee shall not be entitled to any further payments of Separation Benefits under this Plan and shall be obligated to repay the Employing Company all monies previously received as Separation Benefits. In the event of a Change in Control, Employee's obligations under this Section shall expire and be canceled, and Employee shall be entitled to Separation Benefits under this Plan in accordance with its terms even if he or she engages in conduct that would otherwise violate the Protection of Business Requirements in this Section.

      Section 4.3    Death

      (a) Termination of Employment as a result of death of Eligible Employee - In the event that the Eligible Employee's Termination of Employment is as a result of the Employee's death, the Separation Benefit shall be paid to the Eligible Employee's Beneficiary in accordance with the provisions of Section

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3.3.2, above. Payments shall be made to the Eligible Employee's Beneficiary, notwithstanding the Eligible Employee's failure to meet the waiver and release conditions of Article Five of the Plan.

      (b) Death of the Eligible Employee Subsequent to Termination of Employment
- In the event that an Eligible Employee's death occurs subsequent to the date of Termination of Employment, and before receipt of any or all of the benefits to which the Eligible Employee was entitled under this Plan, then the Administration Committee may, in its sole and absolute discretion, pay a computed lump sum value of the unpaid balance of the Eligible Employee's Separation Benefit to the Eligible Employee's Beneficiary, and if there is no designated, living Beneficiary, the computed lump sum value described above may be paid to the executor or administrator of the Eligible Employee's estate. For purposes of calculating the computed lump sum value as provided herein, the Administration Committee may discount the present value of the future Separation Benefit payments using a commercially reasonable discount rate.

                                   Article 5.
                          Waiver and Release of Claims

      Except as provided in Section 4.3(a), above, it is a condition of this Plan that no Separation Benefit shall be paid to or for any Employee except upon due execution and delivery to the Employing Company by that Employee of a Separation Agreement in substantially the form attached to this Plan as Attachment "A" or "B" or such other form as may be designated as the required Separation Agreement from time to time, in the discretion of the Employing Company, by which the Employee waives and releases the Company, its subsidiaries and their officers, directors, agents, employees and affiliates from all claims arising or alleged to arise out of his or her employment or the termination of employment including, but not limited to the Age Discrimination in Employment Act of 1967, Title VII of the Civil Rights Act of 1964, as amended, and all other state and federal laws governing the Employee's employment. Said waiver and release as provided in the Separation Agreement being given in exchange for and in consideration of payment of the Separation Benefit, to which the Employee would not otherwise be entitled. The determination whether the Employee shall be required to execute a Separation Agreement in the form shown by Attachment "A," "B" or otherwise shall be within the sole discretion of the Employing Company.

      In connection with the execution of the Separation Agreement, the following procedures shall be followed (except as modified from time to time, in the discretion of the Employing Company): the Employee shall be advised in writing, by receiving the written text of the Separation Agreement so stating, to consult a lawyer before signing the Separation Agreement; the Employee shall be given either twenty-one (21) days (when form shown by Attachment "A" is used), or forty-five (45) days (when form shown by Attachment "B" is used) to consider the Separation Agreement before signing; after signing, the Employee shall have seven (7) days in which to revoke the Separation Agreement; and the Separation Agreement shall not take effect until the seven (7) day revocation period has passed.

      In addition, where the form shown by Attachment "B" is used, the Employee shall be given: a written statement identifying for the Employee the class, unit or group of persons eligible to participate in the Plan and any time limits for eligibility under the Plan; and the job titles and ages of all persons eligible or selected for separation under the Plan in the same job classification or organizational unit, and the ages of all persons not eligible or selected for separation under the Plan.

                                   Article 6.
                                    Funding

      This Plan is an unfunded employee welfare benefit plan under ERISA established by the Company. Benefits payable to Eligible Employees shall be paid out of the general assets of the Employing Company. The Employing Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Separation Benefits under the Plan.

                                   Article 7.
                                   Operation

      Section 7.1    Employing Company Participation

      Any subsidiary of the Company may participate as an Employing Company in the Plan upon the following conditions:

      (a) Such subsidiary shall make, execute and deliver such instruments as the Company shall deem necessary or desirable;

      (b) Such subsidiary may withdraw from participation as an Employing Company upon notice to the Company in which event such subsidiary may continue the provisions or this Plan as its own plan, and may thereafter, with respect thereto, exercise all of the rights and powers theretofore reserved to the Company; and

      (c) Any modification or amendment of the Plan made or adopted by the Company shall be deemed to have been accepted by each Employing Company.

      Section 7.2    Status of Subsidiaries

      The authority of each subsidiary to act independently and in accordance with its own best judgment shall not be prejudiced or diminished by its participation in this Plan and at the same time the several Employing Company may act collectively in respect of general administration of this Plan in order to secure administrative economies and maximum uniformity.

      Section 7.3    Termination by an Employing Company

      Any Employing Company other than the Company may withdraw from participation in the Plan at any time by delivering to the Administration Committee written notification to that effect signed by such Employing Company's chief executive officer or his delegate. Withdrawal by any Employing Company pursuant to this paragraph or complete discontinuance of Separation Benefits under the Plan by any Employing Company other than the Company, shall constitute termination of the Plan with respect to such Employing Company, but such actions shall not affect any Separation Benefit that has become payable to an Eligible Employee, and such benefit shall continue to be paid in accordance with the Plan provisions in effect on the Termination of Employment.

                                   Article 8.
                                 Administration

      Section 8.1    Named Fiduciary

      This Plan shall be administered by the Company acting through the Administration Committee or such other person as may be designated by the Company from time to time. The Administration Committee shall be the "Administrator" of the Plan and shall be, in its capacity as Administrator, a "Named Fiduciary," as such terms are defined or used in ERISA.

      Section 8.2    Fiduciary Responsibilities

      The named fiduciary shall fulfill the duties and requirements of such a fiduciary under ERISA and is the Plan's agent for service of legal process. The named fiduciary may designate other persons to carry out such fiduciary responsibilities and may cancel such a designation. A person may serve in more than one fiduciary or administrative capacity with respect to this Plan. The named fiduciary shall periodically review the performance of the fiduciary responsibilities by each designated person.

      Section 8.3    Specific Fiduciary Responsibilities

      The Administration Committee shall be responsible for the general administration and interpretation of the Plan and the proper execution of its provisions and shall have full discretion to carry out its duties. In addition to any powers of the Administration Committee specified elsewhere in this Plan, the Administration Committee shall have all discretionary powers necessary to discharge its duties under this Plan, including, but not limited to, the following discretionary powers and duties:

           8.3.1 To interpret or construe the terms of the Plan, including eligibility to participate, and resolve ambiguities, inconsistencies and omissions;

           8.3.2 To make and enforce such rules and regulations and prescribe the use of such forms as it deems necessary or appropriate for the efficient administration of the Plan; and

           8.3.3 To decide all questions concerning the Plan and the eligibility of any person to participate in the Plan.

      Section 8.4    Allocations and Delegations of Responsibility

      The Board of Directors and the Administration Committee respectively shall have the authority to delegate, from time to time, all or any part of its responsibilities under this Plan to such person or persons as it may deem advisable and in the same manner to revoke any such delegation of responsibility. Any action of the delegate in the exercise of such delegated responsibilities shall have the same force and effect for all purposes hereunder as if such action had been taken by the Board of Directors or the Administration Committee. The Company, the Board of Directors and the Administration Committee shall not be liable for any acts or omissions of any such delegate. The delegate shall report periodically to the Board of Directors or the Administration Committee, as applicable, concerning the discharge of the delegated responsibilities.

      The Board of Directors and the Administration Committee respectively shall have the authority to allocate, from time to time, all or any part of its responsibilities under this Plan to one or more of its members as it may deem advisable, and in the same manner to remove such allocation of responsibilities. Any action of the member to whom responsibilities are allocated in the exercise of such allocated responsibilities shall have the same force and effect for all purposes hereunder as if such action had been taken by the Board of Directors or the Administration Committee. The Company, the Board of Directors and the Administration Committee shall not be liable for any acts or omissions of such member. The member to whom responsibilities have been allocated shall report periodically to the Board of Directors or the Administration Committee, as applicable, concerning the discharge of the allocated responsibilities.

      Section 8.5    Advisors

      The named fiduciary or any person designated by the named fiduciary to carry out fiduciary responsibilities may employ one or more persons to render advice with respect to any responsibility imposed by this Plan.

      Section 8.6    Plan Determination

      The determination of the Administration Committee as to any question involving the general administration and interpretation or construction of the Plan shall be within its sole discretion and shall be final, conclusive and binding on all persons, except as otherwise provided herein or by law.

      Section 8.7    Claims Review Procedure

      Consistent with the requirements of ERISA and the regulations thereunder as promulgated by the Secretary of Labor from time to time, the following claims review procedure shall be followed with respect to the denial of Separation Benefits to any Employee:

           8.7.1 Within thirty (30) days from the date of an Employee's Termination of Employment, the Employing Company shall furnish such Employee with an agreement and release offering Separation Benefits under the Plan or notice of such Employee's ineligibility for or denial of Separation Benefits, either in whole or in part. Such notice from the Employing Company will be in writing and sent to the Employee or the legal representatives of his estate stating the reasons for such ineligibility or denial and, if applicable, a description of additional information that might cause a reconsideration by the Administration Committee or its delegate of the decision and an explanation for the Plan's claims review procedure. In the event such notice is not furnished within thirty (30) days, any claim for Separation Benefits shall be deemed denied and the Employee shall be permitted to proceed to Section 8.7.2 below.

           8.7.2 Each Employee may submit a claim for benefits to the Administration Committee (or to such other person as may be designated by the Administration Committee) in writing in such form as is permitted by the Administration Committee. An Employee shall have no right to seek review of a denial of benefits, or to bring any action in any court to enforce a claim for benefits prior to his filing a claim for benefits and exhausting his rights to review under this section.

           When claim for benefits has been filed properly, such claim for benefits shall be evaluated and the Employee shall be notified of the approval or the denial within ninety (90) days after the receipt of such claim unless special circumstances require an extension of time for processing the claim. If such an extension of time for processing is required, written notice of the extension shall be furnished to the Employee prior to the termination of the initial ninety (90) day period which shall specify the special circumstances requiring an extension and the date by which a final decision shall be reached (which date shall not be later than one hundred and eighty (180) days after the date on which the claim was filed). The Employee shall be given a written notice in which the Employee shall be advised as to whether the claim is granted or denied, in whole or in part. If a claim is denied by the Administration Committee, in whole or in part, the Employee shall be given written notice which shall contain (1) the specific reasons for the denial, (2) references to pertinent Plan provisions upon which the denial is based,
      (3) a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is necessary, and (4) the Employee's rights to seek review of the denial.

           8.7.3 If a claim is denied, in whole or in part, the Employee shall have the right to request that the Administration Committee review the denial, provided that the Employee files a written request for review with the Administration Committee within sixty (60) days after the date on which the Employee received written notification of the denial. The Employee (or his duly authorized representative) may review pertinent documents and submit issues and comments in writing to the Administration Committee. Within a reasonable period, which shall not be later than sixty
      (60) days after a request for review is received the review shall be made and the Employee shall be advised in writing of the decision on review, unless special circumstances require an extension of time for processing the review, in which case the Employee shall be given a written notification within such initial sixty (60) day period specifying the reasons for the extension and when such review shall be completed (provided that such review shall be completed within one hundred and twenty (120) days after the date on which the request for review was filed). The decision on review shall be forwarded to the Employee in writing and shall include specific reasons for the decision and references to Plan provisions upon which the decision is based. A decision on review shall be final and binding on all persons.

           8.7.4 If an Employee fails to file a request for review in accordance with the procedures herein outlined, such Employee shall have no rights to review and shall have no right to bring action in any court and the denial of the claim shall become final and binding on all Persons for all purposes.

           8.7.5 The determinations whether any person qualifies as an Eligible Employee under the Plan; and whether to grant or deny any claim for benefits under this Plan shall be made by the Administration Committee, in its sole and absolute discretion, and all such determinations shall be conclusive and binding on all persons to the maximum extent permitted by law.

      Section 8.8    Modification and Termination

      The Company may at any time, without notice or consent of any person, terminate or modify this Plan in whole or in part, and such termination or modification shall apply to existing as well as to future employees, but such actions shall not affect any Separation Benefit that has become payable to an Eligible Employee, and such benefit shall continue to be paid in accordance with the Plan provisions in effect on the date of the Termination of Employment.

      Section 8.9    Indemnification

      To the extent permitted by law, the Company shall indemnify and hold harmless the members of the Board of Directors, the Administration Committee members, and any employee to whom any fiduciary responsibility with respect to this Plan is allocated or delegated to, and against any and all liabilities, costs and expenses incurred by any such person as a result of any act, or omission to act, in connection with the performance of his/her duties, responsibilities and obligations under this Plan, ERISA and other applicable law, other than such liabilities, costs and expenses as may result from the gross negligence or willful misconduct of any such person. The foregoing right of indemnification shall be in addition to any other right to which any such person may be entitled as a matter of law or otherwise. The Company may obtain, pay for and keep current a policy or policies of insurance, insuring the members of the Board of Directors, the Administration Committee members and any other employees who have any fiduciary responsibility with respect to this Plan from and against any and all liabilities, costs and expenses incurred by any such person as a result of any act, or omission, in connection with the performance of his/her duties, responsibilities and obligations under this Plan and under ERISA.

      Section 8.10    Successful Defense

      A person who has been wholly successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding or claim or demand of the character described in Section 8.9 above shall be entitled to indemnification as authorized in such Section 8.9.

      Section 8.11    Unsuccessful Defense

      Except as provided in Section 8.10 above, any indemnification under
Section 8.9 above, unless ordered by a court of competent jurisdiction, shall be made by the Company only if authorized in the specific case:

           8.11.1 By the Board of Directors acting by a quorum consisting of directors who are not parties to such action, proceeding, claim or demand, upon a finding that the member of the Administration Committee has met the standard of conduct set forth in Section 8.9 above; or

           8.11.2 If a quorum under Section 8.11.1 above is not obtainable with due diligence the Board of Directors upon the opinion in writing of independent legal counsel (who may be counsel to any Employing Company) that indemnification is proper in the circumstances because the standard of conduct set forth in Section 8.9 above has been met by such member of the Administration Committee.

      Section 8.12    Advance Payments

      Expenses incurred in defending a civil or criminal action or proceeding or claim or demand may be paid by the Company or Employing Company, as applicable, in advance of the final disposition of such action or proceeding, claim or demand, if authorized in the manner specified in Section 8.11 above, except that, in view of the obligation of repayment set forth in Section 8.13 below, there need be no finding or opinion that the required standard of conduct has been met.

      Section 8.13    Repayment of Advance Payments

      All expenses incurred, in defending a civil or criminal action or proceeding, claim or demand, which are advanced by the Company or Employing Company, as applicable, under Section 8.12 above shall be repaid in case the person receiving such advance is ultimately found, under the procedures set forth in this Article Eight, not to be entitled to the extent the expenses so advanced by the Company exceed the indemnification to which he or she is entitled.

      Section 8.14    Right of Indemnification

      Notwithstanding the failure of the Company or Employing Company, as applicable, to provide indemnification in the manner set forth in Section 8.11 and 8.12 above, and despite any contrary resolution of the Board of Directors or of the shareholders in the specific case, if the member of the Administration Committee has met the standard of conduct set forth in Section 8.9 above, the person made or threatened to be made a party to the action or proceeding or against whom the claim or demand has been made, shall have the legal right to indemnification from the Company or Employing Company, as applicable, as a matter of contract by virtue of this Plan, it being the intention that each such person shall have the right to enforce such right of indemnification against the Company or Employing Company, as applicable, in any court of competent jurisdiction.

                                   Article 9.
                                 Effective Date

      This Plan shall be effective as amended and restated on and after December 14, 2004.

                                   Article 10.
                                  Miscellaneous

      Section 10.1    Assignment

      An Employee's right to benefits under this Plan shall not be assigned, transferred, pledged, encumbered in any way or subject to attachment or garnishment, and any attempted assignment, transfer, pledge, encumbrance, attachment, garnishment or other disposition of such benefits shall be null and void and without effect.

      Section 10.2    Governing Law

      To the extent not governed by federal law, this Plan and all action taken under it shall be governed by the laws of the State of Oklahoma, notwithstanding such State's choice of law provisions. If any part of the Plan is held by a court of competent jurisdiction to be void or voidable, such holding shall not apply to render void or voidable the provisions of the Plan not encompassed in the court's holding. Where necessary to maintain the Plan's validity, a court of competent jurisdiction may modify the terms of this Plan to the extent necessary to effectuate its purposes as demonstrated by the terms and conditions stated herein.

      Section 10.3    Employing Company Records

      The records of the Employing Company with regard to any person's Eligible Employee status, Beneficiary status, employment history, Years of Service and all other relevant matters shall be conclusive for purposes of administration of the Plan.

      Section 10.4    Employment Non-Contractual

      This Plan is not intended to and does not create a contract of employment, express or implied, and an Employing Company may terminate the employment of any employee with or without cause as freely and with the same effect as if this Plan did not exist. Nothing contained in the Plan shall be deemed to qualify, limit or alter in any manner the Employing Company's sole and complete authority and discretion to establish, regulate, determined or modify at all time, the terms and conditions of employment, including, but not limited to, levels of employment, hours of work, the extent of hiring and employment termination, when and where work shall be done, marketing of its products, or any other matter related to the conduct of its business or the manner in which its business is to be maintained or carried on, in the same manner and to the same extent as if this Plan were not in existence.

      Section 10.5    Taxes

      Neither an Employing Company nor any fiduciary of this Plan shall be liable for any taxes incurred by an Eligible Employee or Beneficiary for Separation Benefit payments made pursuant to this Plan.

      Section 10.6    Binding Effect

      This Plan shall be binding on the Company, any Employing Company and their successors and assigns, and the Employee, Employee's heirs, executors, administrators and legal representatives. As used in this Plan, the term "successor" shall include any person, firm, corporation or other business entity which at any time, whether by merger, purchase or otherwise, acquires all or substantially all of the assets or business of the Company or any Employing Company.

      Section 10.7    Entire Agreement

      This Plan constitutes the entire understanding between the parties hereto and may be modified only in accordance with the terms of this Plan.

                            SEPARATION AGREEMENT "A"

      [Name of Employing Company] ("Unit") and ____________________________
("Employee") hereby agree as follows:

      Employee's employment will end on _____________________, 20__.

      In consideration for Employee's agreement to the terms and conditions of this Separation Agreement ("Agreement"), Unit will pay to Employee a Separation Benefit of $_______________in accordance with and subject to the terms of the Separation Benefit Plan of Unit Corporation and Participating Subsidiaries (the "Plan").

      Employee knows that state and federal laws, including the Age Discrimination in Employment Act and Title VII of the Civil Rights Act of 1964, as amended, prohibit employment discrimination based on age, sex, race, color, national origin, religion, handicap, disability, or veteran status, and that these laws are enforced through the United States Equal Employment Opportunity Commission ("EEOC"), United States Department of Labor, and State Human Rights Agencies.

      EMPLOYEE IS ADVISED TO CONSULT AN ATTORNEY PRIOR TO SIGNING THIS
AGREEMENT.

      EMPLOYEE HAS TWENTY ONE DAYS AFTER RECEIVING THIS AGREEMENT TO CONSIDER WHETHER TO SIGN THIS AGREEMENT.

      AFTER SIGNING THIS AGREEMENT, EMPLOYEE HAS ANOTHER SEVEN (7) DAYS IN WHICH TO REVOKE CONSENT TO THIS AGREEMENT. THIS AGREEMENT DOES NOT TAKE EFFECT UNTIL THOSE SEVEN DAYS HAVE PASSED.

      In exchange for receipt of the Separation Benefit described above, to which Employee acknowledges he or she is not otherwise entitled, Employee forever releases and discharges Unit Corporation and its subsidiaries, their officers, directors, agents, employees, and affiliates from all claims, liabilities, and lawsuits arising out of Employee's employment or the termination of that employment, and agrees not to assert any such claim, liability or lawsuit. Employee agrees that this release and discharge includes any claim under the Age Discrimination in Employment Act and Title VII of the Civil Rights Act of 1964, as amended, and any claim under other federal, state or local statute or regulation relating to employment discrimination or employee benefits. Employee agrees that this release and discharge includes any claim under any other statute, regulation or common law rule relating to Employee's employment or termination of employment. This Agreement does not have any effect with respect to acts or events occurring after the date upon which Employee signs the Agreement. This Agreement does not limit any benefits to which Employee is entitled under any retirement plans, if any.

      As further consideration for the payment of the Separation Benefit described above, Employee agrees that Employee will not, in any capacity directly or indirectly and on his or her own behalf or on behalf of any other person or entity, during the period of time he or she is receiving such Separation Benefits, either (a) solicit or attempt to induce any current customer of the Company to cease doing business with the Company or (b) solicit or attempt to induce any employee of the Company to sever the employment relationship (collectively, the "Protection of Business Requirements").

      Except as provided in the next paragraph, in the event Employee violates the Protection of Business Requirements hereof, Employee shall not be entitled to any further payments of Separation Benefits under the Plan or this Agreement and shall be obligated to repay Unit all Separation Benefit payments previously received under the Plan and this Agreement.

      In the event of a Change in Control of Unit Corporation (as defined in the Plan), Employee's obligations regarding the Protection of Business Requirements under this Agreement shall expire and be canceled, and Employee shall be entitled to Separation Benefits provided under the Plan in accordance with the terms of the Plan, notwithstanding whether Employee thereafter engages in conduct that would otherwise violate the Protection of Business Requirements as described in this Agreement.

      Employee has carefully read and fully understands all the provisions of this Agreement. This is the entire Agreement between the parties and is legally binding and enforceable. Employee agrees that he or she has not relied upon any representation or statement, written or oral, not set forth in this Agreement when signing this Agreement.

      This Agreement shall be governed and interpreted under federal law and the laws of the State of Oklahoma, notwithstanding such State's choice of law provisions. If any part of this Agreement is held by a court of competent jurisdiction to be void or voidable, such holding shall not apply to render void or voidable the provisions of this Agreement not encompassed in the court's holding. Where necessary to maintain this Agreement's validity, a court of competent jurisdiction may modify the terms of this Agreement to the extent necessary to effectuate its purposes as demonstrated by the terms and conditions stated herein.

      Employee agrees that he or she has carefully read and fully understands all the provision of this Agreement. This is the entire Agreement between the parties, and it is legally binding and enforceable. Employee agrees that he or she has not relied upon any representation or statement, written or oral, not set forth in this Agreement when signing this Agreement.

      Employee knowingly and voluntarily signs this Agreement.

1. Employee acknowledges receipt of this Agreement on this ____ day of, ______________, 20__;

                                     __________________________ (Employee)

2. Employee acknowledges signing and, in signing, consenting to this Agreement on this ____ day of ______________, 20__;

                                     __________________________ (Employee)

3. Employee acknowledges that the seven (7) day revocation period shall end, and this agreement shall be effective and enforceable as of the ____ day of ______________, 20__;

                                     __________________________ (Employee)

                                           (Name of Employing Company)

                                     By:_____________________________________
                                     Title:__________________________________
                                     Date:___________________________________

                            SEPARATION AGREEMENT "B"



      [Name of Employing Company] ("Unit") and _____________________ ("Employee") hereby agree as follows:

      Employee's employment will end on _____________________, 20__.

      In consideration for Employee's agreement to the terms and conditions of this Separation Agreement ("Agreement"), Unit will pay to Employee a Separation Benefit of $_______________, in accordance with, and subject to the terms of the Separation Benefit Plan of Unit Corporation and Participating Subsidiaries (the "Plan").

      Employee knows that state and federal laws, including the Age Discrimination in Employment Act and Title VII of the Civil Rights Act of 1964, as amended, prohibit employment discrimination based upon age, sex, race, color, national origin, religion, handicap, disability, or veteran status, and that these laws are enforced through the United States Equal Employment Opportunity Commission ("EEOC"), United States Department of Labor, State Human Rights Agencies and courts of competent jurisdiction.

      EMPLOYEE IS ADVISED TO CONSULT WITH AN ATTORNEY PRIOR TO SIGNING THIS AGREEMENT.

      EMPLOYEE HAS FORTY FIVE (45) DAYS AFTER RECEIVING THIS AGREEMENT, AND THE WRITTEN STATEMENT PROVIDED WITH THIS AGREEMENT, TO CONSIDER WHETHER TO SIGN THIS AGREEMENT.

      AFTER SIGNING THIS AGREEMENT, EMPLOYEE HAS ANOTHER SEVEN (7) DAYS IN WHICH TO REVOKE CONSENT TO THIS AGREEMENT. THIS AGREEMENT DOES NOT TAKE EFFECT UNTIL THOSE SEVEN (7) DAYS HAVE PASSED.

      EMPLOYEE ACKNOWLEDGES THAT, ALONG WITH THIS AGREEMENT, HE OR SHE HAS BEEN GIVEN A WRITTEN STATEMENT: (A) WHICH DESCRIBES THE CLASS, UNIT, OR GROUP OF INDIVIDUALS COVERED BY THE PLAN, ELIGIBILITY FACTORS UNDER THE PLAN, AND ANY TIME LIMITS APPLICABLE TO THE PLAN; AND (B) THE JOB TITLES AND AGES OF ALL INDIVIDUALS ELIGIBLE OR SELECTED FOR TERMINATION UNDER THE PLAN WITH THIS EMPLOYEE, AND THE AGES AND JOB TITLES OF ALL INDIVIDUALS IN THE SAME JOB CLASSIFICATION OR TITLE AS THOSE EMPLOYEES ELIGIBLE OR SELECTED FOR TERMINATION UNDER THE PLAN WHO ARE NOT ELIGIBLE OR SELECTED FOR TERMINATION.

      In exchange for receipt of the Separation Benefit described above, to which Employee acknowledges he or she is not otherwise entitled, Employee forever releases and discharges Unit Corporation and its subsidiaries, their officers, directors, agents, employees, and affiliates from all claims, liabilities, and lawsuits arising out of Employee's employment or the termination of that employment, and agrees not to assert any such claim, liability or lawsuit. Employee agrees that this release and discharge includes any claim under the Age Discrimination in Employment Act and Title VII of the Civil Rights Act of 1964, as amended, and any claim under other federal, state or local statute or regulation relating to employment discrimination or employee benefits. Employee agrees that this release and discharge includes any claim under any other statute, regulation or common law rule relating to Employee's employment or termination of employment. This Agreement does not have any effect with respect to acts or events occurring after the date upon which Employee signs the Agreement. This Agreement does not limit any benefits to which Employee is entitled under any retirement plans, if any.

      Employee agrees that he or she has carefully read and fully understands all the provision of this Agreement. This is the entire Agreement between the parties, and it is legally binding and enforceable. Employee agrees that he or she has not relied upon any representation or statement, written or oral, not set forth in this Agreement when signing this Agreement.

      This Agreement shall be governed and interpreted under federal law and the laws of the State of Oklahoma, notwithstanding such State's choice of law provisions. If any part of this Agreement is held by a court of competent jurisdiction to be void or voidable, such holding shall not apply to render void or voidable the provisions of this Agreement not encompassed in the court's holding. Where necessary to maintain this Agreement's validity, a court of competent jurisdiction may modify the terms of this Agreement to the extent necessary to effectuate its purposes as demonstrated by the terms and conditions stated herein.

      Employee knowingly and voluntarily signs this Agreement.

1. Employee acknowledges receipt of this Agreement on this ____ day of, _______________, 20__;



                                    _______________________ (Employee)



2. Employee acknowledges signing and, in signing, consenting to this Agreement on this ____ day of ______________, 20__;



                                    ________________________ (Employee)



3. Employee acknowledges that the seven (7) day revocation period shall end, and this Agreement shall be effective and enforceable as of the ____ day of ______________, 20__;



                                    __________________________ (Employee)



                                          (Name of Employing Company)



                                    By: ____________________________________

                                    Title: _________________________________

                                    Date: __________________________________














                                      B-2